EXHIBIT 3.1
                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              QUALITY SYSTEMS, INC.

The undersigned certify that:

1. They are the President and the Secretary, respectively, of Quality Systems, Inc., a California corporation.

2. Article Third of the Articles of Incorporation of this corporation is hereby amended to read in its entirety as follows:

            THIRD: This corporation is authorized to issue only one class of shares, to be called "Common Stock." The total number of such shares that this corporation shall have authority to issue is Fifty Million (50,000,000), and each such share shall have a par value of one cent ($.01). On the amendment of this article to read as set forth herein, each outstanding share of Common Stock is split up and converted into two shares of Common Stock, and each such share shall have a par value of one cent ($.01).

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors of the corporation.

4. The foregoing amendment of Articles of Incorporation is one that may be adopted with approval by the board of directors alone pursuant to Section 902(c) of the California General Corporation Law, because the corporation has only one class of shares outstanding and the amendment effects only a stock split.

5. The amendment shall become effective at the close of business on March 3, 2006.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: February 27, 2006
                                           /s/ Lou Silverman
                                           ------------------------------------
                                           Lou Silverman, President


                                           /s/ Paul Holt
                                           ------------------------------------
                                           Paul Holt, Secretary